                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 --------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 2005

                                 --------------

                              PRIMUS GUARANTY, LTD.
             (Exact name of registrant as specified in its charter)

            BERMUDA                         001-32307                         NOT REQUIRED
(State or other jurisdiction of      (Commission File Number)     (I.R.S. Employer Identification No.)
 incorporation or organization)

                                 CLARENDON HOUSE
                                 2 CHURCH STREET
                             HAMILTON HM 11, BERMUDA
               (Address of principal executive offices) (Zip Code)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 441-296-0519

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ]  Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
          Exchange Act (17 CFR 240.14d-2(b))

     [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
          Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On May 5, 2005, the shareholders of Primus Guaranty, Ltd. (NYSE: PRS) elected
Paul S. Giordano to the Company's board of directors at the company's annual general meeting of shareholders. Shareholders also re-elected current directors
Robert R. Lusardi and John A. Ward, III. The board members will serve three year terms.

Mr. Giordano is Executive Vice President of XL Capital Ltd and Chief Executive
of Financial Products and Services, one of its three operating divisions. He joined the company in 1997 as Senior Vice President and General Counsel. Mr.
Giordano was formerly in private practice in New York and London, where he focused on corporate law and financial institutions.

Mr. Giordano earned a B.A. from the University of Missouri and is a graduate of
Oxford University and the Harvard Law School.

Following the election of the three directors, Primus Guaranty's board continues to total nine. Other board members include Michael P. Esposito, Chairman of the
Board, as well as Thomas W. Jasper, Frank P. Filipps, Duncan Goldie-Morrison,
Thomas J. Hartlage and James K. Hunt.

                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PRIMUS GUARANTY, LTD.

                                 By:
                                     --------------------------------------
                                     Richard Claiden
                                     Chief Financial Officer
                                     (Duly Authorized Officer and Principal
                                     Financial Officer)

Dated: May 9, 2005